UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

(617) 375-3006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

On October 17, 2017, the registrant’s stockholders approved an amendment to the registrant’s certificate of incorporation that extends the life of the restriction on transfer of shares of the registrant’s common stock.  A copy of such amendment is filed as exhibit 3.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2017, the registrant expanded the size of its board of directors to eight members, and Thomas S. Harbin III was appointed to fill the newly created directorship.

Mr. Harbin is 43 years old. Mr. Harbin co-founded Source Capital, LLC in 2002 and currently serves as its Managing Partner.  Source Capital, through its affiliates and several committed funds invests in both private equity and private debt transactions primarily in support of growing US-based companies in the lower-middle market.  Mr. Harbin worked previously with J.H. Whitney & Co., a Connecticut-based private equity firm with over $5 billion in assets under management. He was the Head of Business Development for PowerBand Communications, a Whitney portfolio company located in Tokyo, Japan. Mr. Harbin also spent time in the Leveraged Finance group of Goldman, Sachs & Co. in New York. Tom received a B.A. with distinction in Economics from the University of Virginia. Mr. Harbin is also a member of the Board of Trustees for the Nature Conservancy of Georgia and the Piedmont Healthcare Foundation.  Mr. Harbin has no relationships required to be disclosed by Item 402 of Regulation S-K.  Mr. Harbin was appointed to the audit committee of the registrant’s board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The amendment to the registrant’s certificate of incorporation is described in Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 17, 2017, the registrant held its annual stockholders’ meeting.  The results of such stockholders’ meeting were as follows:

	For	Against	Abstentions and broker non-votes
Election of directors:
Richard S. Chernicoff	14,444,276	1,119,577	5,365,073
Matthew A. Drapkin	15,968,876	192,477	5,037,573
James P. Parmelee	15,786,548	104,805	5,037,573
Peter A. Reed	14,782,467	1,107,661	5,038,798
Jeffrey S. Serota	15,281,005	610,347	5,037,574
Mark A. Snell	15,295,275	595,592	5,038,059
Hugh Steven Wilson	13,967,747	1,595,622	5,365,557
Ratification of Deloitte & Touche LLP to serve as the registrant’s registered independent accounting firm	20,809,458	119,288	180
Amendment of the registrant’s certificate of incorporation	13,694,718	2,196,744	5,037,464
Ratification of the rights agreement	14,436,372	1,452,530	5,040,024
2017 say-on-pay proposal	15,754,480	133,628	5,040,818

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amendment to the registrant’s certificate of incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of October 17, 2017.

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ John J. Woods
John J. Woods
Chief Financial Officer

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